UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2016

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-8009362
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

6955 North Durango Drive, Suite 1115-129

Las Vegas, NV 89149

(Address of principal executive offices)

(702) 527-2942

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement – Shaun Donnelly, Chief Executive Officer

Lingerie Fighting Championships, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) dated October 1, 2016 with Shaun Donnelly (“Donnelly”). Pursuant to the agreement, Mr. Donnelly will continue to be employed as Chief Executive Officer of the Company. The initial term of the Employment Agreement is for a period of twelve (12) months (the “Initial Term”).

During the Initial Term, the Company will pay Donnelly a monthly base compensation of $10,000 (the “Base Salary”). The Base Salary shall accrue each month when due to Donnelly pursuant to the terms as stated in the Employment Agreement, it being understood that the Company may refrain from making cash payment of the Base Salary to Donnelly for those months in which the Company does not have the cash and/or funds available to satisfy the Base Salary obligation to Donnelly. All amounts of Base Salary that remain unpaid but due and owing to Donnelly at the end of each calendar month shall accrue or may be converted into shares of the Company’s common stock.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the provisions of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Consulting Agreement – Charles Connaughton, Chief Financial Officer

In connection with the appointment of Mr. Charles Connaughton (“Connaughton”) as the Chief Financial Officer of the Company, the Company and Connaughton entered into a consulting agreement dated as of October 1, 2016 (the “Consulting Agreement”). The initial term of the Consulting Agreement is for a period of twelve (12) months (the “Initial Term”).

During the Initial Term, as inducement for the services to be rendered by Connaughton under the Consulting Agreement, the Company shall issue to Connaughton 300,000 shares of the Company’s common stock on a quarterly basis, contingent on the Company’s filing of each respective quarterly financial report, for a maximum total of 1,200,000 shares of the Company’s common stock.

The foregoing description of the terms of the Consulting Agreement is qualified in its entirety by reference to the provisions of the Consulting Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Chief Financial Officer

Effective October 1, 2016, Shaun Donnelly resigned from his position as Chief Financial Officer of the Company. The Company’s Board of Directors accepted Mr. Donnelly’s resignation.

Appointment of New Chief Financial Officer

Effective October 1, 2016, Charles Connaughton was appointed as Chief Financial Officer of the Company, replacing Mr. Donnelly. Below is a description of Mr. Connaughton’s professional work experience.

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Charles Connaughton, age 42

Mr. Charles Connaughton, age 42, combines over 10 years of experience in accounting and the finance industry as an accountant and financial analyst. Since July 2007, Mr. Connaughton has served as a Senior Financial Analyst for Hartz Capital Inc., providing accounting and related services in a family investment office environment. He also assists in the day-to-day operations of cash management and financial reporting. From November 2006 through July 2007, Mr. Connaughton was a Senior Fund Accountant with Appollo Management, supervising the day-to-day accounting and accounting related administration for several in house private equity investment funds. From March 2004 through November 2006, Mr. Connaughton was an Accounting Supervisor for Palmeri Fund Administrators, responsible for the supervision of day-to-day accounting and accounting related administration of several private equity investment funds.

The Board believes that Mr. Connaughton’s combination of experience and leadership in the accounting and finance industries in key areas of cash management, financial reporting and accounting will help the Company manage and maintain its finances, and position itself for long-term financial viability and growth.

Family Relationships

Mr. Connaughton does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 1, 2016, by and between Lingerie Fighting Championships, Inc. and Shaun Donnelly.

10.2	Consulting Agreement, dated October 1, 2016, by and between Lingerie Fighting Championships, Inc. and Charles Connaughton

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

Date: October 7, 2016	By:	/s/ Shaun Donnelly
	Name:	Shaun Donnelly
	Title:	Chief Executive Officer

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